EXHIBIT A
                                       to
                         Mutual Fund Services Agreement

                               List of Portfolios
                               ------------------


The Starwood Strategic Fund

The Laidlaw Fund

The First Lexington Balanced Fund

The Taxable Money Market Fund

The Select 30 Index Fund

The Select 500 Index Fund

The Select 2000 Index Fund

The Select International Equity Index Fund

The Select REIT Index Fund

The Select Bond Index Fund

The Select Internet Fund

The Select Money Market Fund

                                    EXHIBIT E
                                       to
                         Mutual Fund Services Agreement



                                Fees and Expenses
                                -----------------

Basic Service Fee
-----------------

         Pursuant to Section 6(a) of this Agreement, as compensation for the services rendered to the Fund pursuant to this Agreement the Fund shall pay Unified an annual fee, payable monthly, with respect to each Portfolio equal to the percentage of the average daily net assets of such Portfolio set forth opposite its name below:

Name of Fund                                            Fee Percentage
------------                                            --------------

The Starwood Strategic Fund                                   0.435%
The Laidlaw Fund                                              0.435
The First Lexington Balanced Fund                             0.185
The Taxable Money Market Fund                                 0.185

The Select 30 Index Fund                                      0.12
The Select 500 Index Fund                                     0.12
The Select 2000 Index Fund                                    0.12
The Select International Equity Index Fund  0.12
The Select REIT Index Fund                                    0.12
The Select Bond Index Fund                                    0.12
The Select Internet Fund                                      0.12
The Select Money Market Fund                                  0.12



         IN WITNESS WHEREOF, the parties hereto have caused this Exhibit to be executed by their officers designated below as of the date set forth below.

THE UNIFIED FUNDS                           UNIFIED FUND SERVICES, INC.



By  ____________________                    By__________________________
    Timothy L. Ashburn                        David A Bogaert
    President                                 President


                                            By__________________________
                                              Linda A. Lawson
                                              Sr. Vice President & Chief
                                              Operating Officer


Dated: ____________________